Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2007 (December 12, 2007 as to the effects of the discontinued operations described in Note 19), relating to the consolidated financial statements and financial statement schedule II of Lincoln Educational Services Corporation (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the adoption of the provisions of FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”) and our report dated March 14, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Current Report on Form 8-K of Lincoln Educational Services Corporation dated December 13, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

Deloitte & Touche LLP
Parsippany, New Jersey
December 19, 2007